UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30, 2021

(Date of earliest event reported: August 30, 2021)

il2m INTERNATIONAL CORP.

  (Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-176587 (Commission File No.)	27-3492854 (IRS Employer Identification No.)

370 Amapola Ave., Suite 200-A

 Torrance, CA 90501

(Address of principal executive offices, including zip code)

(310) 819-1540

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Current Report on Form 8-K of IL2M INTERNATIONAL CORP. (“NW Tech” or the “Company”), and the documents incorporated herein by reference, may contain forward-looking statements which are based on Management's current expectations, estimates and projections subject to change. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.01	Changes in Control of Registrant.

On August 04, 2021, Alpharidge Capital LLC, (“Alpharidge”) a California limited liability company, controlled by Frank I Igwealor was appointed as custodian for the registrant by Order Granting Appointment of Custodian pursuant to NRS78.347 (Case No. A-21-837472-P) issued by the District Court of the State of Nevada in and for Clark County (the “Court Order”). Pursuant to its authority as Custodian, Alpharidge appointed Mr. Frank I Igwealor as the sole member of the Board and President, Secretary and Treasurer of the Company by resolutions of the registrant’s Board of Directors on August 04, 2021. On August 04, 2021, in recognition of the $35,000 cash invested to partly pay regulatory fees to reinstate the registrant in the State of Nevada and to have the registrant become current in its filings under the SEC’s recently imposed requirements for public companies operating under SEC Rule 15c2-11, the Board issued one hundred (100) share of Special 2021 Series A Preferred Stock, at par value of $0.001, in exchange for $35,000. The Special 2021 Series A Preferred Stock has 60% voting rights over all classes of stock. Each one (1) of the Special 2021 Series A Preferred Stock is convertible into 200,000,000 shares of the Company’s common stock. The registrant has engaged the services of consultants, lawyers and accountants to prepare the necessary filings with the SEC to have the registrant meet the reporting requirements of the SEC, including the filing of annual financial reports.

The shares of Series A Preferred Stock and the shares of Common Stock underlying the Preferred Stock were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the limited number of purchasers, their sophistication in financial matters and their access to information concerning the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2021, in accordance with the court order, Alpharidge appointed Mr. Frank I Igwealor as the sole member of the Board and President, Secretary and Treasurer of the Company.

A shareholders’ rights activist, Frank Igwealor is CPA-JD-MBA-Attorney with vast experience and expertise in areas of (1) Capital Management, Business-Management, Turnarounds/Rationalization, Risk-Management, Finance, Accounting, Cost/Organizational/Operational-efficiencies, Tax-Planning, and Financial/Tax-Audits; (2) Business-law, Real Estate, Corporate Restructuring, and Mergers & Acquisitions; (3) Investment Management, Fund Management, Fund Administration, and Regulatory Compliance; (4) Start-up, Entrepreneurship, Small-business Management, and Micro-enterprise Lending; and (5) Social-impact Investments, Tax-credit Origination and Compliance, and Corporate governance. Frank is a California licensed attorney who also holds various professional licenses and designations including as (a) California Certified Public Accountant (CPA); (b) Certified Management Accountant (CMA); and (c) Certified Financial Manager (CFM). CA Licensed Real Estate Broker (#01492269) and Loan Officer (NMLS #350878). Over the years, Frank has held various positions of responsibilities and excelled at leading change, stabilizing chaotic situations, transforming non-performing businesses/assets, and propelling the organizations into sustainable growth in assets and profitability.

Item 9.01	Financial Statements and Exhibits.

(d)   Financial Statements of Businesses Acquired.

99.1 Order Granting  Appointment of Custodian Pursuant to NRS78.347 (Case No. A-21-835472-P) issued by the District Court of the State of Nevada in and for Clark County.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2021

IL2M INTERNATIONAL CORP.

By:	/s/ Frank I Igwealor
Frank I Igwealor
CEO, CFO, President and Director